                                                                    Exhibit 24

                               POWER OF ATTORNEY


          KNOW ALL BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of William W. McGuire, M.D., David P. Koppe and Kevin H. Roche, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 relating to the registration under the Securities Act of 1933 of common stock of United HealthCare Corporation (the "Company") issuable pursuant to the Agreement and Plan of Merger dated as of February 1, 1996 providing for the merger of UHC Black Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company, with and into HealthWise of America, Inc., a Delaware corporation, and any or all amendments or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such state commissions and other agencies as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, this Power of Attorney has been signed on the 6th day of March, 1996, by the following persons.


/s/ William W. McGuire, M.D.                /s/ Douglas W. Leatherdale
----------------------------------          --------------------------------
William W. McGuire, M.D.                    Douglas W. Leatherdale

/s/ David P. Koppe                          /s/ Elizabeth J. McCormack
----------------------------------          --------------------------------
David P. Koppe                              Elizabeth J. McCormack

/s/ William C. Ballard, Jr.                 /s/ James L. Seiberlich
----------------------------------          --------------------------------
William C. Ballard, Jr.                     James L. Seiberlich

/s/ Richard T. Burke                        /s/ William G. Spears
----------------------------------          --------------------------------
Richard T. Burke                            William G. Spears

/s/ James A. Johnson                        /s/ Kennett L. Simmons
----------------------------------          --------------------------------
James A. Johnson                            Kennett L. Simmons

/s/ Thomas H. Kean                          /s/ Gail R. Wilensky
----------------------------------          --------------------------------
Thomas H. Kean                              Gail R. Wilensky